UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 15, 2014

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

On July 15, 2014, PEDEVCO CORP. (the “Company”) issued 22,500 shares of restricted common stock of the Company to a financial advisor as compensation for financial advisory services to be provided by the advisor to the Company.  In addition, on May 21, 2014, the Company issued an aggregate of 18,676 shares of restricted common stock of the Company to three (3) former members of the Company’s board of directors in full satisfaction of an aggregate of $125,500 of accrued and unpaid director fees due to them for services rendered prior to December 31, 2012.  Furthermore, during June and July 2014, holders of seven (7) of the Company’s Secured Promissory Notes, originally issued by the Company on March 22, 2013, as amended on December 16, 2013 and March 7, 2014 (the “Bridge Notes”), exercised their option to convert a portion or all of their Bridge Notes to common stock of the Company.  The Company issued an aggregate of 1,166,565 shares of common stock of the Company to holders of Bridge Notes upon conversion of an aggregate of $1,751,549.33 in principal, accrued interest, and payment-in-kind outstanding under such Bridge Notes (the “Note Conversions”).  The Bridge Notes were converted pursuant to the terms of that certain Second Amendment to Secured Promissory Notes, dated March 7, 2014 (the “Second Amendment”), as more fully-described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014.  Following the Note Conversions an aggregate principal amount of $875,000 of the original $4 million principal amount of the Bridge Notes remains issued and outstanding, of which $625,000 of aggregate principal, plus accrued and unpaid interest and payment-in-kind, is convertible into common stock of the Company pursuant to their terms.

These issuances were exempt from registration pursuant to Section 4(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and each recipient was (a)  an “accredited investor”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Act; and/or (c) was a non-U.S. person.  Additionally, the Note Conversions were exempt from registration pursuant to an exemption from registration afforded by Section 3(a)(9) of the Act as the shares of common stock issued in connection with such Note Conversion were exchanged by the Company with its existing security holders (the Bridge Note holders) exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

ITEM 7.01    REGULATION FD DISCLOSURE

On July 21, 2014, the Company issued a press release confirming its plans to commence its initial drilling operations in mid-August 2014 with the planned drilling and completion of 3 horizontal wells from a single pad, with each well receiving an 18 stage enhanced frac treatment with lateral lengths between 4,000 and 4,500 feet, and with completion and initial results expected to be available in mid-October 2014, as well as the Company’s reduction of approximately $1.87 million in debt outstanding under promissory notes and former director fees through their conversion into common stock of the Company (as described above under Item 3.02).

A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release dated July 21, 2014

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

Date: July 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated July 21, 2014

* Furnished herewith.